June 21, 2005                                  Mayer, Brown, Rowe & Maw LLP
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Oppenheimer Dividend Growth Fund
60803 South Tucson Way
Centennial, Colorado 80112-3924

Ladies and Gentlemen:

This  opinion is being  furnished  to  Oppenheimer  Dividend  Growth  Fund,  a
Massachusetts   business   trust  (the  "Fund"),   in   connection   with  the
Registration  Statement on Form N-1A (the "Registration  Statement") under the
Securities  Act of 1933,  as amended  (the  "1933  Act"),  and the  Investment
Company Act of 1940,  as amended,  filed by the Fund. As counsel for the Fund, we have  examined  such  statutes,  regulations  corporate  records  and other documents  and  reviewed  such  questions  of law as we  deemed  necessary  or appropriate for the purposes of this opinion.

As to matters of Massachusetts  law contained in this opinion,  we have relied upon the opinion of Kushner & Sanders LLP, dated the date hereof.

Based upon the  foregoing,  we are of the  opinion  that the Class A, Class B,
Class C, and Class N shares of  beneficial  interest to be issued by the Fund, as described  in the  Registration  Statement  have been duly  authorized  for issuance  and,  when issued and  delivered  by the Fund,  in exchange  for the consideration  stated in the Registration  Statement,  will be validly issued,
fully  paid  and  nonassessable   (except  for  the  potential   liability  of
shareholders  described  in the Fund's  Statement  of  Additional  Information
being part of the Registration  Statement,  under the caption "Shareholder and
Trustee Liability").

We  hereby  consent  to the  filing  of  this  opinion  as an  exhibit  to the
Registration  Statement  and to the  reference  to us as legal  counsel to the
Fund  in the  Registration  Statement.  We do not  thereby  admit  that we are within the category of persons  whose  consent is required  under Section 7 of the 1933 Act or the rules  and  regulations  of the  Securities  and  Exchange
Commission thereunder.

                                    Sincerely,

                                    /s/ Mayer, Brown, Rowe & Maw LLP

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